Colorado Utah Natural Gas Form SB-2As filed with the Securities and Exchange
Commission on _________________
Registration No_________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COLORADO UTAH NATURAL GAS, INC.
(Name of Small Business Issuer in its Charter)
      Utah138242-1639659
      (State or Jurisdiction of Incorporation or Organization)(Primary Standard
      Industrial Classification Code Number)(I.R.S. Employer Identification No.)

140 West 9000 South, Suite 9, Sandy, Utah 84070 (801) 566-1884
(Address and Telephone Number of Principal Executive Offices)
137 Vassar Street, Suite #5, Reno, Nevada 89502 (775) 324-2198
(Address of principal place of business or intended principal place of business)
Atlas Stock Transfer Corporation
5899 South State Street, Salt Lake City, Utah 84107
(801) 266-7151
(Name, Address and Telephone Number of Agent for Service)
COPIES TO:
Terry R. Spencer Esq.
Terry R. Spencer & Associates
140 West 9000 South, Suite 9
Sandy, Utah 84070
(801) 566-1884
Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
      CALCULATION OF REGISTRATION FEE
      Title of each Class of Securities To be RegisteredAmount to be Registered
      Proposed Maximum Offering Price Per UnitProposed Maximum Aggregate
      Offering PriceAmount of Registration Fee
      Common Stock,$.01 par value3,000,000 shares$10.00 per
      share$30,000,000$3,531.00

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

Colorado Utah Natural Gas, Inc.
Shares of Common Stock, par value $.0001 per Share
      Minimum 1,000,000 SharesMaximum 3,000,000 Shares

Colorado Utah Natural Gas, Inc. ("Company") (acting as our own managing underwriter) is offering to sell to the public a minimum of 1,000,000 up to a maximum of 3,000,000 shares of our common stock, par value $.0001 per share, at a price of $10.00 per share. In addition, certain broker/dealers ("Placement
Agents") who are members of the National Association of Securities Dealers, Inc.
(NASD) or through the Company itself. The compensation to the Placement Agent and other broker/dealers (collectively, the "Placement Agents") will consist of a commission of 6% ($0.60 per share). SEE PLAN OF DISTRIBUTION" on page 14.
This offering is a "best efforts minimum/maximum offering." The Placement Agents are not required to place any firm orders or purchase any of the shares, but have agreed to use their best efforts to market the shares on our behalf. We cannot sell any of the shares until we have received and accepted subscriptions and payment for a minimum of 1,000,000 shares ($10,000,000). We and the
Placement Agents will deposit all payments in an escrow account at the Law Firm of Terry R. Spencer & Associates Escrow account at Wells Fargo, Bank, with whom we have signed an escrow agreement. If we do not accept an investor's subscription, we will return his funds promptly, with any interest earned, without deduction. If we do not receive acceptable subscriptions and payment for
1,000,000 shares on or before December 31, 2005 (which may, in our sole discretion, be extended by us for ninety days), we will terminate the offering and promptly refund the money raised with any interest earned, without deduction. If the minimum is received on or before December 31, 2005 (or later, if extended), we will promptly complete the initial sale of at least the minimum by transferring the funds out of the escrow account and promptly issuing the stock to the investors. After the initial closing, we and the Placement Agents will continue to deposit all subsequent payments into the escrow account until the earlier of (i) April 30, 2006 or (ii) the date on which a total of 3,000,000 shares have been subscribed and accepted, promptly after which we will have a final closing. There may be one or more interim closings between the initial and the final closings. Your minimum purchase must be at least 500 shares ($5,000).
Depending upon the state in which you reside, the maximum amount you may invest may depend on certain "suitability standards." This is our initial public offering and no public market currently exists for our common stock. The NASDAQ
Small Cap MarketSM has approved the listing of our common stock, conditional upon completion of the minimum offering and conditional upon at least three market makers willing to trade the stock.
Investing in our common stock is very risky. Our financial condition is unsound.
We plan to spend most of the money raised to prepare for drilling "development"
oil and gas wells in the State of Utah. Your investment will be subject to a combination of the highest risks associated with new ventures and oil and gas exploration and production. See "Risk Factors" at page 6 of this prospectus to read about the risks that you should consider before buying shares of our stock.
You should consider acquiring these shares only with funds you can afford to completely lose, and/or funds you would want to see donated to charity. Please note that all dollar amounts are in United States Dollars.

      Price to PublicPlacement Agents' Commissions (1)Proceeds to Utah (2)
      Per Share$10.00$0.60$9.40
      Total Minimum$10,000,000$600,000$9,400,000
      Total Maximum$30,000,000$1,800,000$28,200,000

(1) Reflects maximum amount of commissions payable to Placement Agents. In addition, we have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended
(the "Securities Act"); See "Plan of Distribution-Placement Agents" on page 15.
(2) Before deducting estimated offering expenses of up to $460,000 in the minimum offering and $1,000,000 in the maximum offering.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these shares and it is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.
STATE REQUIREMENTS
If you are a resident of one of the states listed below, you may only purchase shares of our common stock in this offering if you meet the requirements below set by your state. The term "accredited investor" as used below is defined in
Rule 501(a) of Regulation D under the Securities Act. Under Rule 501(a) to be an accredited investor an individual must have (a) net worth or joint net worth with the individual's spouse of more than $1,000,000 or (b) income of more than
$200,000 in each in each of the two most recent years or joint income with the individual's spouse of more than $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.
Other standards may apply to investors who are not individuals.
Kentucky Investors: Kentucky investors must have either (i) a gross annual income of at least $65,000 and a net worth of at least $65,000 (exclusive of personal residence, home furnishings and automobiles), or (ii) a net worth of at least $150,000 (exclusive of personal residence, home furnishings and automobiles).
New Jersey Investors: Offers and sales in this offering in New Jersey may only be made to accredited investors. There will be no secondary sales of the securities to persons who are not accredited investors for 90 days after the date of this offering in New Jersey by the Placement Agent and selected dealers.
South Carolina Investors: Offers and sales in this offering in South Carolina may only be made to accredited investors.
TABLE OF CONTENTS
PROSPECTUS SUMMARY
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION
CAPITALIZATION
DETERMINATION OF OFFERING PRICE
DILUTION
DIVIDEND POLICY
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXECUTIVE COMPENSATION
DESCRIPTION OF SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
INTEREST OF NAMED EXPERTS AND COUNSEL
BUSINESS AND PROPERTIES
MARKET FOR SECURITIES
TAX CONSEQUENCES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FINANCIAL STATEMENTS

PROSPECTUS SUMMARY
All references in this prospectus to the "Company", "Utah", "we", "us" or "our"
are to Colorado Utah Natural Gas, Inc., a Utah corporation. Because this is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of our common stock. You should read the entire prospectus carefully, including the risk factors and financial statements, before you decide to purchase our common stock. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.
Colorado Utah Natural Gas, Inc.
Utah is a development stage oil and gas exploration company with a limited operating history and limited financial resources. Our executive offices are located at 140 West 9000 South, Suite 9, Sandy, Utah 84070 and our telephone number is (801) 566-1884. Our engineering office is located at 137 Vassar
Street, Suite 5, Reno, Nevada 89502. Our website is www.coloradoutahgas.net. We were incorporated in Utah on May 26, 2004. Since August of 2004 we have acquired oil and gas leases containing proved undeveloped reserves of oil and natural gas, in the State of Utah. During August/September of 2005 we drilled three wells to the Morrison formation, two wells have been completed awaiting pipeline connection, while the third is awaiting completion. On October 19, 2005 we commenced drilling of our fourth well. In addition we intend to place on production our shut in oil and gas wells. All of our leases are being held by production, therefore as long as there is production on the primary leases the leases do not expire.
The Offering
      Securities offered by Utah A minimum of 1,000,000 and a maximum of
      3,000,000 shares of common stock, par value $.0001 per share.
      Common stock to be outstanding Minimum of 8,010,275 shares
      After this offering Maximum of 10,010,275 shares
      Use of Proceeds Net proceeds will be used for drilling of development wells, installation of pipelines and for working capital. See "Use of
      Proceeds" for more information.

Summary of Financial Data
      Balance sheets as of: 12/31/04 (Audited)(1)09/30/05(1) (Audited)(1)(Pro
      Forma)(2)4/30/06 (Pro_ Forma)(3)
      Assets $15,855,832$15,855,832$25,855,832$45,855,832
      Liabilities 27,444148,782148,782148,782
      Stockholders' equity14,873,69315,707,05025,707,05045,707,050
      Stockholders' equity per common share*2.122.193.144.49
      Statements of operations for:
      Net income (loss)(27,444)28,129

(1) Complete audited financial statements as of September 30, 2005 are included at the end of this prospectus, starting on Page F-1. All dollar amounts are in
United States Dollars.
(2) Assumes minimum amount raised in the offering
(3) Assumes maximum amount is raised in the offering
* Includes management options of 166,667 shares
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements under "Prospectus Summary," "Risk Factors," " Plan of
Operation and Management's Discussion," "Business and Properties," and elsewhere in this prospectus constitute forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should,"
"expects," "plans," "anticipates," "believes," "intends," "estimates,"
"predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk
Factors." These factors may cause our actual results to differ materially from any forward-looking statement.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.
RISK FACTORS
An investment in our shares is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this prospectus, before investing.
You should not invest in our shares unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.
Our financial condition is unsound.
We are a development stage company.
Utah was incorporated on May 26, 2004. During August 2004 we exchanged the shares of our company for proved undeveloped reserved of oil and natural gas owned by the exchanging shareholders. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business. We cannot warrant or provide any assurance that our business objectives will be accomplished. Our operations are subject to all of the risks inherent in establishing a new business enterprise. See
"BUSINESS AND PROPERTIES," page 23.
We have limited current production.
We have oil and gas leases that contain proved undeveloped oil and gas reserves.
Our leases are held by production, meaning that the leases cannot be cancelled or expire as production is established on said leases. We drilled three wells during August and September 2005, two wells were completed as oil wells and are currently awaiting pipeline connection for the sale of natural gas, the third well is awaiting completion. As of the date of the prospectus, we commenced drilling of our fourth well, we expect to test the well immediately upon completion of drilling. We are in the process of completing our natural gas gathering system. We will place on production our gas wells once the pipleline is completed. We are in the process of putting shut in oil wells on production.
We intend to continue drilling additional wells on our acreage in order to develop our reserves.
If we are unable to obtain additional financing, we may be unable to successfully execute our business plan.
Our planned work program is expensive. We will be drilling approximately 100 wells in Grand County, Utah and four wells at Brennan Bottoms Gas Field. Wells located in Grand County, Utah cost $100,000 to drill and complete in the
Morrison formation as oil wells, Dakota Gas wells cost $75,000 and Silt Gas wells cost $25,000. Wells at Brennan Bottoms cost $1.5 million to drill a deep gas well while a shallow Uinta formation well costs $250,000. We intend to finance additional development of our oil and gas fields with the proceeds from this offering and from joint venture partners. If we do not raise enough to drill all of our development wells by ourselves (currently estimated at $13.5 million), we will have to seek other forms of financing, including the sale (if possible) of our oil and gas leases to one or more other petroleum exploration companies. Any additional financing could cause your relative interest in our assets and potential to be significantly diluted. A successful completion of our wells does not assure that we will generate sufficient revenues to offset the cost of non-productive wells and general and administrative expenses. See "PLAN
OF OPERATION AND MANAGEMENT'S DISCUSSION," page 11.
Your investment will be diluted.
Depending upon the total amount raised in this offering, your investment will be immediately diluted in terms of net tangible asset value per share. If the minimum amount of $10,000,000 is raised, your dilution will be 69.2%. If the maximum amount of $30,000,000 million is raised, your dilution will be 57.0%.
See "DILUTION," page 13 for more details.
Oil and gas development drilling is an inherently risky business.
Drilling of development wells involves a high degree of risk. These risks involve mechanical problems in the drilling and completion of the wells which may cause the well costs to be substantially greater than the budget. Productive formations can become damaged while drilling thereby reducing the producibility of the well. The leases we intend to drill may be significantly more risky than we think they are. Our plan calls for us to set aside cash reserves to hedge against unforeseen events. See "BUSINESS AND PROPERTIES," page 21.
The legal and fiscal conditions of our oil and gas leases and operations could be impaired by changes in law and fiscal policy by State and Federal
Governments.
Our Oil and Gas leases are issued pursuant to the Mineral Leasing Act of 1920, as amended and supplemented (30 U.S.C. 181 et. Seq.) the Mineral Leasing Act for
Acquired Lands of 1947, as amended (30 U.S.C. 351-359), the Attorney General's
Opinion of April 2, 1941 (40 Op. Atty. Gen. 41) See BUSINESS AND PROPERTIES -
page 21.
Our oil and gas leases are held by production or are on their primary terms.
Our oil and gas leases are held by production, meaning that as long as the original leases have production, or have wells that are capable of production, our leases are valid and cannot be cancelled. Some of our leases are on their primary terms, meaning that they will not expire until the term of the lease, these primary term leases will become held by production once wells capable of commercial production are drilled. However, our leases are subject to regulations of the Bureau of Land Management for operations on Federal leases, and by the State of Utah for oil and gas leases issued by the State of Utah. Our leases can be cancelled only under certain circumstances such as not paying governmental royalties and/or violating governmental regulations. See "BUSINESS
AND PROPERTIES - Properties," page 21.
Our dependence on the contractors, equipment and professional services available in Utah and Colorado could result in increased costs and possibly material delays in our work schedule.
In Colorado and Utah, as of the date of this prospectus, there is increased competition for equipment and services of drilling and service contractors. This competition is based upon the increased demand for oil and gas from the Rocky
Mountain region. There are numerous large and small operators in Colorado and
Utah who are drilling for and developing oil and gas reserves, thus providing competition for services, which our company requires for the development of our reserves. The increased demand could result in higher prices and delays in developing the company's reserves. Similarly an increase in the price of steel and cement will have an adverse result upon our development costs. Since the year 2004 price of steel, cement and other services have increased "PLAN OF
OPERATION AND MANAGEMENT'S DISCUSSION - Consequences of Delay," page 10.
Our dependence on governmental permits may require additional time than we have budgeted and could cause delays in our work schedule.
We are subject to a number of Bureau of Land Management and State of Utah permits depending upon whether we are drilling on a Federal, State or Fee lease.
In order to obtain necessary licenses and permits, additional time may be required than we have budgeted thus causing delays in our work plan schedule.
Voting control is concentrated, which may diminish control of minority shareholders.
Voting is concentrated in a few corporations and individuals who have exchanged their interests in proved undeveloped reserves of oil and gas for shares of our company. The management of the Company does not hold proxies from the exchanging shareholders. However, the ability of companies and individuals who have exchanged their assets for our shares to exercise significant control over us may discourage, delay or prevent a takeover attempt that a shareholder might consider in his or her best interest and that may result in a shareholder receiving a premium for his or her common stock. Also, the companies and individuals who have exchanged their oil and gas properties for our shares (if they vote the same way) may have the ability to:
  Control the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;
  Elect all of the members of our board of directors;
  Prevent or cause a change in control of our Company; and
  Decide whether to issue additional common stock or other securities.
When the shares of all the founding shareholders and the exchange shareholders are added in, assuming that the management of Utah can obtain proxies from the exchange shareholders, the management of Utah may hold 100% of the voting control and would have 87.5% of the voting control if the minimum amount of the offering is placed and 70.0% of the voting control if the maximum is placed. For more details see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
- page 17.
Cash dividends will be paid to shareholders.
Utah plans to set aside 90% of the net revenues after payment of all expenses, including but not limited to production costs, exploration costs, royalties, production taxes, property taxes and other state and local levies and direct well operating expenses, received from oil and natural gas production to our shareholders of common stock. Said distributions are to be made to shareholders of record at the end of each quarter for the preceding quarter.
There will be a limited public market, if any, for the shares.
There is no public market for the shares of common stock being offered. We cannot assure you that a sufficient active trading market will develop or that you will be able to resell your shares at prices equal to or greater than your respective initial purchase price. The market prices for the securities of energy companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by us or by our competitors, variations in our results of operations, and market conditions in the extractive industries in general.
Movements in prices of stock may also affect the market price in general. As a result of these factors, you may not be able to liquidate an investment in the shares readily or at all. If our shares become listed on the NASDAQ Small Cap
Market or some national exchanges, our shares generally must sell at no lower than $1.00 per share, or we may be delisted.
Absence of one or more market makers could impair the value of your investment.
The value of your investment would be impaired if we are not listed on a national exchange and/or no NASD market maker chooses to make a market in our common stock. This would mean fewer shares of common stock being bought and sold, delays in transactions, and lower prices than might otherwise prevail.
Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. We cannot assure you that a market maker will elect to make a market in our common stock.
The "Penny Stock" rule could limit the trading in our stock and impair the value of your investment.
The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on a national securities exchange or quoted on NASDAQ and an equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three (3) years. Unless such an exemption is available, the regulations require the delivery of a disclosure document to the investor explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. In addition, as long as the common stock is not listed on a national securities exchange or quoted on NASDAQ or at any time that the company has less than
$2,000,000 in net tangible assets, trading in the common stock is covered by
Rule 15g-9 under the Securities Exchange Act of 1934, as amended, (the "Exchange
Act") for non-NASDAQ and non-exchange listed securities. Under that rule, broker-dealers who recommend covered securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. To the extent that we do not meet the exemptions under the Penny Stock Rule, there will be reduced liquidity in the market and you might not be able to easily sell your shares.
Shares currently outstanding may soon be eligible for future sale, which might put downward pressure on the price of all shares.
All of the shares of common stock that are currently held are restricted securities and were purchased at prices lower than the price of this offering.
Such shares cannot be sold in the open market without a separate registration except in reliance upon Rule 144 under the Securities Act of 1933, as amended
(the "Securities Act").
DECREASE IN PIPELINE CAPACITY`
There may be shortage of pipeline capacity for natural gas from our properties, causing our production to be curtailed resulting in decreased revenues to us, which could negatively impact the results of our operations and financial condition.
Natural gas prices have fluctuated in the past; there have been surpluses as well as shortages for natural gas in the Untied States. As of the date of this prospectus, natural gas prices have been at their historical high levels. The demand for natural gas is at its historical high and future demand for natural gas is expected to increase significantly. There is no assurance that price of natural gas will not decrease.
For more details see "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION - Markets,"
page 10.
If compliance with environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.
Our operations are subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both. These laws and regulations increase the costs of planning, designing, drilling, installing and operating oil and gas facilities. Risks of substantial costs and liabilities related to environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas production, would result in substantial costs and liabilities.
Sales of less than the maximum offering amount will limit our activities and result in less profit.
This offering is being made on a "best efforts" basis. Failure to raise funds beyond the minimum subscription of 1,000,000 shares will limit the activities of
Utah. We cannot assure you that all of the shares will be sold. Subscriptions are irrevocable, but we have the right to accept or not accept a subscription.
We currently intend not to accept any subscriptions for less than $5,000 per subscriber or a maximum of $10,000.00 per individual subscriber.
There is significant competition in the oil and gas industry, and some of our competitors have more capital than we do.
The oil and gas exploration business is highly competitive. However, companies with proved reserves are substantially more competitive than exploration companies. We will be competing with other oil and gas companies for equipment and services for the development of our reserves
Fluctuation in oil and gas prices could adversely affect our financial condition.
Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital may depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Depressed prices in the future would have a negative impact on our future financial results. The volatile nature of the energy markets make it impossible to predict with any certainty the future prices of oil and gas.
In addition, we assess the carrying value of our assets annually in accordance with generally accepted accounting principles under the full cost method. If oil and gas prices decline, the carrying value of our assets could be subject to downward revision. See Natural Gas and Oil Reserves - Page 22.
The loss of key personnel could adversely impact our business.
We are highly dependent on the services of our experienced Petroleum Engineer and Petroleum Operations personnel and other key personnel. The loss of certain of our key employees would likely have a material adverse impact on the development of our business. We currently do not maintain key employee insurance policies on these employees or have employment contracts with our employees.
Price of common stock was arbitrarily determined without regard to tangible book value.
The price of the common stock you would be purchasing from us has been arbitrarily set without regard to our tangible book value per share. We cannot promise that the shares will continue to be worth what you will pay for them.
The PV-10 value of our reserves as determined by the Company is $81 million.
This translates to value of reserves per share of $10.80 for the minimum offering and $8.09 per share for the maximum offering. See Natural Gas and Oil
Reserves - Page 22.
No insurance has been purchased yet for risks that are insurable. To the extent that premium costs are affordable or insurance is required as a matter of law, we intend to purchase workman's compensation, general liability, directors and officers liability and control of well ("blowout" or well fire) insurance in amounts appropriate for our size, the number of our employees, and our financial condition.
USE OF PROCEEDS
The net proceeds to us from the sale of a minimum of 1,000,000 and a maximum of
3,000,000 shares of common stock at an offering price of $10.00 per share are estimated to be approximately $ 9,400,000 and $28,200,000, respectively, after deducting estimated placement agent commissions and offering expenses.
We intend to use most of the net proceeds of this offering for development drilling on our oil and gas leases in Utah. We may develop oil and gas leases in other states if the opportunity arises. Our work program calls for drilling of
100 development wells in Grand County, Utah for an estimated cost of
$7,500,000.00 dollars, these wells will be drilled to a total maximum depth of approximately 1,200 feet We will drill 4 natural gas wells in the Brennan
Bottoms Field in Uinta County, Utah at an estimated cost of $6,000,000.00 to a total depth of 12,000 feet. In addition we intend to build a gas gathering system in Grand County, Utah at a cost of approximately $500,000.00
The remaining net proceeds will be used for general and administrative expenses, acquisition of additional oil and gas leases and working capital. We intend to invest the net proceeds of this offering in short-term, investment grade obligations or bank certificates of deposit.
If the minimum amount is raised, the proceeds from this offering will satisfy our cash requirements through the development of our leases in Grand County,
Utah, we will be able to continue drilling our wells through internally generated cash flow, however our development schedule will take longer than expected.
As of September 30, 2005 we have drilled three wells in Grand County, Utah.
The following table sets forth the use of the proceeds from this offering:
      Minimum ($)Maximum ($)Priority Order*
      Total Proceeds10,000,000100%30,000,000100%
      Less: offering expenses1,060,00010.6%2,670,0008.9%(1)
      Net Proceeds from Offering8,940,00089.40%27,330,00091.1%
      Use of Net Proceeds:
      Notes payable to shareholders0000%
      Accounts payable to officers0000%
      Compensation to officers0000%
      Other general & administrative50,0000.5%50,000.167%(2)
      Federal and State Bonds175,0001.75%175,000.567%(2,4)
      Pre-Development costs 100,0001.00%150,0000.50%(2)
      Development Drilling Costs7,500,00075%13,500,00045%(3)
      Reserve for Contingencies765,0007.65%1,470,0004.90%(5)
      Reserve for separation & storage tanks00.0%300,0001.0%(5)
      Reserve for reservoir simulation model00.0%100,0000.333%(5)
      Well site location preparation100,0001.0%200,000.667%(4)
      Reserve for future wells and acquisitions250,0002.5%11,385,00037.95%(6)
      Total Use of Net Proceeds8,940,00089.40%27,330,00091.1%

*Priority:(1) Immediately upon closing.
(2) Within two months after closing. General and administrative expense ratably over the first year in the minimum case and ratably over
three years in the maximum case.
(3) Development drilling to begin immediately after closing and to continue until all fields are developed.
(4) Immediately after closing.
(5) For additional expenses in case of unforeseen expenses during the drilling and development phase.
(6) Following evaluation of the development drilling results at various fields.
The foregoing reflects only estimates of the use of the proceeds if the minimum amount or maximum amount is attained. If more than the minimum but less than the maximum is raised, the amounts will be adjusted appropriately. Actual expenditures may vary materially from these estimates.
PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION
We intend to continue drilling on our oil and natural gas field in Grand County,
Utah. As of the date of this prospectus we have drilled three wells in Grand
County and are currently drilling our fourth well. We intend to continue drilling additional wells in Grand County until we have developed the three producing horizons in our field. We intend to drill natural wells at a spacing of 40 acres per well for the Dakota Gas Reservoir which is located at a depth of approximately 550 to 700 feet, the Dakota Gas wells are expected to produce between 100 and 500 MCF/Day per well at a flowing pressure of about 200-350 psi.
Shallower natural gas wells are to be completed in the silt at 330 to 350 feet, these wells are low pressure gas wells which we expect to produce about 30-50
MCF per day per well. Finally we intend to develop the Morrison Oil Field that we have proved by the drilling of the first three wells at a spacing of 10 acres per well. This drilling program should last approximately two years to complete and will include a total of about 100 wells. In addition we intend to drill the first of the four gas wells at the Brennan Bottoms Field located in Uintah
County, Utah. We expect our drilling program to continue until we have developed all of our reserves. We expect to develop and produce approximately 10 million cubic feet per day of natural gas and 400 BOPD from our development activities.
Our production expectations are based upon upon our experience on our properties.
To the extent this offering is successful in raising the maximum funds, we expect to have sufficient money to drill and complete all of the planed wells for the development of our leases, including natural gas pipelines and surface facilities and pay for overhead through the remaining life of our reserves.
Basic Plan for Funds from Maximum Offering
      Our basic plan of operation consists of the following steps, assuming we raise the maximum offering amount of $30,000,000Approximate Cost ($)
      1. Apply for drilling permits and post oil and gas lease bonds325,000
      2. Prepare well locations.200,000
      3. Enter into drilling contracts for drilling Grand County and Brennan
      Bottoms Wells.500,000
      4. Drill and complete Grand County and Brennan Bottoms Wells.13,500,000
      5. Install natural gas gathering facilities100,000
      6. Begin sales of oil and gas (see "Markets" below).0
      Total Expenditures14,625,000

At any time during any of the preceding steps, we might enter into negotiations to sell a portion of any of our oil and gas leases in order to spread our risk, conserve our capital and obtain co-owners with technical capability to supplement our efforts. During June of 2005 we entered into a joint venture agreement with Cisco Oil LLC, a Nevada Limited Liability Company that agreed to fund the drilling of wells in Grand County, Utah, specifically the Cisco Town site area. The terms of the Joint Venture agreement are that Cisco Oil LLC will pay 100 % of the cost of drilling and completion of each well and will receive
100% of the revenues after expenses until Cisco Oil LLC has recovered its initial investment, thereafter, Cisco Oil LLC's interest is reduced to 50%.
Cisco Oil LLC has the option to participate in the drilling of each well that the Company drills in Cisco Town Site, Grand County, Utah, however if Cisco Oil
LLC refuses to participate, it loses its option to drill additional wells. The
Cisco Townsite area consists of approximately 560 acres. There is no assurance that Cisco Oil LLC will continue funding the development of the Cisco Town Site,
Grand County Field.
You may wish to compare the table above with the "Use of Proceeds" table beginning on page 9. You will note that items 1-6 above closely correlate with the case of raising the maximum amount. If we raise the minimum amount, all of the items above will closely correlate with the first column of the "Use of
Proceeds." Page 10.
Minimum Offering Plan Modifications
If we only raise the minimum of $10,000,000 and we are unable to attract additional participants in the Project, we will be able to develop only our properties located in Grand County. We will be able to develop our Uintah County property using cash flow generated from operations, however the time frame for development will take longer.
Market
Natural Gas Production from our Grand County Utah properties is sold through the
Natural Gas Pipeline owned by Northwest Pipeline. This line is connected to our company owned Natural Gas Gathering facilities. We have to install new gas lines to connect to the gathering system. We may install our own Tap into the
Northwest Pipeline system, which may cost upto $500,000. Our Market for crude oil from our properties in Grand County, Utah is the refinery located in Salt
Lake City. We have current sales agreements in place for both Natural Gas and
Crude Oil. Our Natural Gas production from Brennan Bottoms will be sold through the pipeline system in existence on our leases.
Milestones for the Plan of Operations
We have not been profitable since inception. We therefore list below in chronological order the events that in our opinion must or should occur or the milestones, which in our opinion we must or should reach in order to become profitable. THESE MILESTONES ARE GENERAL TARGETS AND ARE NOT TO BE CONSIDERED
DEFINITIVE IN NATURE.
      Event or Milestone Expected manner of occurrence or method of
      achievementDate or number of months after receipt of proceeds when should be accomplished
      We will permit additional wells in Grand County and four sites at Brennan
      BottomsContract with drilling contractor and site preparation for additional wells.Immediately following the receipt of funds from this offering
      Continue development drilling of wells in Grand County Complete the wells in Grand County.Immediately following receipt of funds form this offering
      Initiate additional sales from wells in Grand County, UtahInstall additional production facilities4 months after closing of offering
      Permit 1st well at Brennan BottomsContract with drilling site preparation10 months after closing of offering
      Drilling of 1st well at Brennan BottomsComplete and test the 1st well at
      Brennan Bottoms. Test the well in the Uinta formation, Mesa Verde and
      Wasatch formations12 months after closing of offering

Consequences of Delay
In the following paragraphs we set forth the probable consequences to us of delays in achieving each of the events or milestones within the above time schedule, and particularly the effect of any delays upon our liquidity in view of the then anticipated level of operating costs.
If this offering only raises the minimum amount, we will have delays in developing our reserves, as we will be unable to drill our properties simultaneously, we will however be able to continue drilling and developing our properties from internally generated cash flow. However this will result in reduced dividend payments to our shareholders. To date we have drilled three wells in Grand County, all of which are successful, and we are in the process of drilling our fourth well in Grand County. We will continue drilling additional wells.
After reviewing the nature and timing of each event or milestone, potential investors should reflect upon whether achievement of each event within the estimated time frame is realistic and should assess the consequences of delays or failure in making an investment decision. A potential investor should recognize that oil and gas exploration is risky and should not invest any more money in purchasing our common stock than he or she could afford to completely lose in the event of unsuccessful drilling.
CAPITALIZATION
The following table sets forth our total consolidated capitalization as of
September 30, 2005, as reflected in our financial statements, and our pro forma capitalization on the same date giving effect to the sale of a minimum of
1,000,000 shares and a maximum of 3,000,000 shares at $10.00 per share in this offering and application of the estimated net proceeds as described in this prospectus. You should read the information presented below together with our consolidated financial statements and notes and "PLAN OF OPERATION AND
MANAGEMENT'S DISCUSSION" included on Page 10 of this prospectus.
      Amount of Capitalization as of September 30, 2005
      As Adjusted
      ($)Minimum ($)Maximum ($)
      Long-term debt000
      Stockholders equity:
      Common stock - par value $0.0001 per share7018011001
      Additional paid in capital15,705,66424,645,56443,035,364
      Retained earnings (deficit)685685685
      Total stockholders equity15,707,05024,647,05043,037,050
      Total Capitalization$15,707,050$24,647,050$43,037,050

DETERMINATION OF OFFERING PRICE
Prior to this offering, there has been no public market for our common stock.
The initial public offering price of our common stock was determined solely by
us. The factors considered in determining the public offering price include the present value of oil and gas reserves owned by our company, the current lease prices in our leased areas, our business potential and earnings prospects, the oil and gas industry and the general condition of the securities markets at the time of the offering. The offering price does not bear any relationship to our assets, revenue, book value, net worth or other recognized objective criteria of value. The estimated initial public offering price set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors.
DILUTION
As of September 30, 2005, our net tangible book value was $ 15,707,050 or $2.24 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding.
Minimum Offering
After giving effect to the sale of a minimum of 1,000,000 shares of common stock at an offering price of $10.00 per share of common stock and after deducting placement agent commissions and other offering expenses, our net tangible book value as of January 1, 2006 would increase from $15,707,050 to $24,647,050 and the net tangible book value per share would increase from $2.24 to $3.08. This represents an immediate increase in net tangible book value of $0.84 per share to current shareholders, and immediate dilution of $6.92 per share to new investors or 69.2% as illustrated in the following table:
      Public offering price per share of common stock$10.00
      Net tangible book value per share before this offering$2.24
      Increase per share attributable to new investors$0.84
      Adjusted net tangible book value per share after this offering$3.08
      Dilution per share to new investors$6.92
      Percentage dilution69.2%

Another view of dilution is to look at the differences in shares purchase price as of September 30, 2005:
      Shares PurchasedTotal Consideration
      NumberPercent Amount Percent Average per Share
      Current Shareholders7,010,27587.75%$15,707,05061.10%$2.24
      New Investors1,000,00012.50%$ 10,000,00038.90%$10.00
      8,010,275100%$ 25,707,050100%

Maximum Offering
After giving effect to the sale of a maximum of 3,000,000 shares of common stock at an offering price of $10.00 per share of common stock and after deducting placement agent commissions and other offering expenses, our net tangible book value as of September 30, 2005 would increase from $15,707,050 to $43,037,050 and the net tangible book value per share would increase from $2.24 to $4.30.
This represents an immediate increase in net tangible book value of $2.06 per share to current shareholders, and immediate dilution of $5.70 per share to new investors or 57.0%, as illustrated in the following table:
      Public offering price per share of common stock$10.00
      Net tangible book value per share before this offering$2.24
      Increase per share attributable to new investors$2.06
      Adjusted net tangible book value per share after this offering$4.30
      Dilution per share to new investors$5.70
      Percentage dilution57%

      Shares PurchasedTotal Consideration
      NumberPercent Amount Percent Average per Share
      Current Shareholders7,010,27570%$15,707,05034.36%$2.24
      New Investors3,000,00030%$ 30,000,00065.64%$10.00
      10,010,275100%$ 45,707,050100%

DIVIDEND POLICY
We have never paid dividends on our common stock, however we intend to pay 90%
of our revenues after deduction of royalties, taxes, operating costs and reserve for future development to our shareholders of record of our common stock at the end of each quarter. See "Plan of Operation and Management's Discussion," page
10 for more information on our business plans.
PLAN OF DISTRIBUTION
Placement Agents
We will offer our shares thru the company and thru licensed securities dealers in the United States who are members of the National Association of Securities
Dealers, Inc. ("NASD") or who reside outside the United States and agree to be bound by NASD guidelines and the company itself. Collectively, the Placement
Agents and other licensed securities dealers are called the "Placement Agents.
The Placement Agents will offer and sell the shares on a best-efforts basis.
Currently we have not selected a Placement Agent, however, if we select a
Placement Agent, we will expect the Placement Agent to abide by our proposed agreement, under which we will pay a commission on completed sales of 6% of the subscription amount.
The proposed Underwriting Agreement also provides for indemnification by us of the Placement Agent against certain civil liabilities, including liabilities under the Securities Act. We are not aware of any Placement Agent, that intends to sell to any discretionary account or that intends to engage in passive market-making or stabilizing transactions at this time.
Marketing of the Offering
In addition to this prospectus, we will be promoting the offering through
"tombstone" advertising in print and on the Internet. Our officers and directors will be participating in road shows to brokers and groups of prospective investors, in addition our officers and directors may contact investors directly, or investors may contact the Company directly.
Escrow Account
We have established an escrow account with the Law Firm of Terry R. Spencer &
Associates in Sandy, Utah (the "Escrow Agent"), under an escrow agreement between the Escrow Agent and us. Under the terms of the escrow agreement, all checks from investors will be deposited into such account until we receive and accept funds representing the minimum-offering amount. Funds in the escrow account may be invested in obligations of, or obligations guaranteed by, the
United States government, bank money market accounts, or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit
Insurance Corporation (including certificates of deposit of any bank acting as depositary or custodian for any such funds). If we do not accept an investor's subscription, we will return his funds promptly, with interest, without deduction.
As soon as the minimum offering amount of $10,000,000 (representing 1,000,000 shares) has been deposited into the escrow account, an initial closing will be scheduled promptly and the funds, less the Placement Agent's, broker dealer commissions, fees and expenses, will be transferred at the closing into one of our operating accounts. Following the initial closing, funds will continue to be deposited in the escrow account until the final closing at the end of this offering, which will take place promptly after the receipt and acceptance of the maximum offering amount of $30,000,000 or June 30, 2006, whichever occurs first.
One or more interim closings may take place between the initial closing and the final closing. Our officers, directors and other large shareholders have the right to purchase shares on the same terms and conditions as shares being purchased by the public, but such purchases shall not be counted in arriving at the minimum offering amount.
If the minimum offering amount is not reached by the termination date of this offering (which is now set at January 31, 2006, but which may be extended for 90 days), we will promptly refund and return all monies to investors, with interest, without deduction. You will therefore receive 100% of your money back if the minimum offering is not subscribed.
State Securities ("Blue Sky") Laws
In order to comply with certain blue-sky securities laws, our shares will be sold in such jurisdictions only through brokers or dealers that are registered or licensed in the applicable jurisdiction, however the Company may accept investor funds directly. In addition, in certain states our shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied. In certain states, the amount of investment you might make, or whether or not you would be allowed to invest, could depend upon you meeting the
"suitability standards" established by the state in which you reside.
"Suitability standards" are defined as "minimum net worth required, minimum income required and/or maximum investment allowed" of or by a potential purchaser in this offering. Our officers, directors and Placement Agents will all be provided information on a current basis as to those states in which we have qualified or in which we have an opinion of counsel that our shares are exempt from registration, and the suitability standards, if any, required by such states and foreign jurisdictions.
LEGAL PROCEEDINGS
We are not a party to any legal proceedings.
MANAGEMENT
Our directors, executive officers and key employees, their present positions and their ages are as follows:
      NameAge Position
      Dean H. Christensen63Chairman of the Board and President
      Dana F. Green50Director, Vice President
      Terry R. Spencer44Director, General Counsel, Vice President and Secretary
      Jerry Kumar54Director
      Khalid Adnan51Director

All of the officers currently work for us part time or full time as the need for their special skills require. Upon completion of the offering, Mr. Christensen and Mr. Green will be working full time. Mr. Spencer will be joining us as a full time employee at such time as his law practice enables it. The following biographies describe the business experience of our directors, officers and key employees.
Dean H. Christensen is the founder of Utah and has been a director, chairman of the board of directors and President of the organization since inception. Mr.
Christensen has extensive management, marketing and sales experience. Mr.
Christensen operated Commercial Shrimp boats in Alaska from 1972-1975 as well as a charter air service between Salt Lake City and Alaska. During 1975 Mr.
Christensen formed CCCo, which drilled oil, and gas wells in Grand County, Utah.
Mr. Christensen graduated from U.S. Army Helicopter flight school during 1964.
Mr. Christensen holds a BS degree in Economics and Business Management from
Westminster College in 1971. Mr. Christensen has various advanced courses from the United States Army.
Dana F. Green. Mr. Green is Vice President of Utah since October 2004. Mr. Green was Operations Manager for NP Energy Corporations' natural gas field in Cisco,
Utah. The field under Mr. Green's operations produced 3,000 MCF/Day. Mr. Green graduated from the Colorado School of Mines in 1979 with a BSc degree in
Engineering.
Terry R. Spencer has been General Counsel and Director of Utah since inception.
He holds a Doctor of Jurisprudence degree (1991) from Brigham Young University and a Doctor of Philosophy in Economics from Utah State University. Mr. Spencer was a Senator in the Utah State Senate, serving on the Judiciary and Natural
Resources Committees.
Khalid Adnan. Mr. Adnan is a member of the Board of Directors of the Company since May 2004. Mr. Adnan is employed in the telecommunications industry.
Jerry Kumar. Mr. Kumar is a member of the Board of Directors of the Company since September 2005. Mr. Kumar has extensive experience in the Insurance
Business. He has operated hotels and television systems.
Information Regarding the Board of Directors and Committees
The Shareholders elect our Board of Directors annually. If a vacancy is created by resignation, removal or death of a director, the remaining directors may install a replacement director to complete the director's term until election of directors.
As described below our board of directors has established four committees: an audit committee, a compensation committee, a nominating committee and a corporate governance committee. Members of the committees are appointed annually by the board of directors to serve at the discretion of the board until their successors are appointed or the earlier of their resignation or removal.
Of the five current members of our board of directors, two meet the criteria of independence set by the Sarbanes-Oxley Act of 2002 and SEC regulations ("SEC independence criteria"). They are Khalid Adnan and Jerry Kumar, they also meet the criteria of independence set by the NASD for membership on the board of a
NASDAQ market listed company ("NASD independence criteria").
SEC independence criteria provide that an "independent" director cannot be one of our officers or be in a position, directly or indirectly, to control our management or policies (other than in his position as a director). Neither can he be, or be affiliated with, a paid consultant or provider of services to Utah.
If this offering is successful and we are listed on a national securities exchange or automated securities trading market, we have one year from the date of this prospectus to comply with the requirement that all members of our audit committee be independent directors. We have decided to voluntarily comply now.
NASD independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of Utah and cannot be a family member of such person; (ii) cannot, directly or indirectly, control or be a family member of a person who directly or indirectly controls our management or policies (other than in his position as a director); (iii) cannot receive or, over the past three years, have himself received or have a family member who receive or received from Utah more than $60,000 in any one year for services other than as one of our directors (or, with respect to a family member, as a Utah employee);
(iv) cannot be affiliated, or be a family member of a person affiliated with, any entity which receives, or during any of the past three years, received from
Utah more than $200,000 for services in any one year.
If we were to be listed on a NASDAQ market upon a closing of this offering, then within one year from the date of this prospectus all our audit committee members, all our compensation committee members, all our nominating committee members and a majority of our board would be required to meet the NASD independence criteria. We have applied for a listing on The NASDAQ Small Cap
Market, conditional upon closing of the minimum offering. There is no assurance that our application will be approved. We have decided to voluntarily comply with the NASD independence criteria for audit committee now and for board majority as soon as possible following a NASDAQ listing. As to NASD independence criteria for compensation and nominating committee purposes, we will comply within the required time if we become listed on NASDAQ.
Audit Committee. The Board of Directors have appointed three members to the audit committee, as follows:
Dean H. Christensen, Jerry Kumar and Khalid Adnan. Mr. Adnan and Mr. Kumar
satisfy SEC independence criteria. Mr. Christensen satisfies the criteria of audit committee financial experts as set by the SEC.
The audit committee has been charged by our board of directors with the following responsibilities and granted the following authority:
  The appointment, compensation and retention commencing with Utah's fiscal year
  2005, and oversight of the work, of registered public accounting firms engaged
  (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Utah;
  Establishment of procedures for (a) the receipt, retention and treatment of complaints received by Utah regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of Utah of concerns regarding questionable accounting or auditing matters;
  The review and approval of all "related party transactions," to the extent required for NASD listing and
  corporate governance rules; and
  Authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.
The audit committee has also been charged with recommending to our board of directors for adoption no later than September 15, 2006, a formal written audit committee charter that complies with the requirements of the Exchange Act, the rules and regulations of the SEC and the listing and corporate governance requirements of the NASD.
Corporate Governance Committee. Our board of directors also established a corporate governance committee comprised of four directors, one of whom meet
NASD independence criteria. Membership of the committee is currently comprised of: Dean Christensen, Terry R. Spencer, our General Counsel, Dana Green and
Jerry Kumar.
The corporate governance committee is charged with the responsibility of developing controls and procedures as necessary and appropriate to ensure compliance with the securities laws, the rules and regulations of the SEC and the listing and corporate governance requirements of the NASD and any securities exchange or market in which our securities are traded.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information regarding beneficial ownership of our common stock as of September 30, 2005, and as adjusted to reflect the sale of shares in this offering, by:
  Each person or entity who beneficially owns more than 5% of all outstanding shares of common stock,
  Each of our directors and executive officers individually, and
  All of our directors and executive officers as a group.
Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, except to the extent that authority is shared by spouses under applicable law. Except as noted below, all persons listed have an address in care of our principal executive offices.
The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock held by that person (and/or pursuant to proxies held by that person) that were exercisable on September 30, 2005, or became exercisable within 60 days following that date are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. Percentages in the table under "After
Minimum Offering" "After Maximum Offering". Percentage of ownership is based on
7,010,275 shares of common stock outstanding as of September 30, 2005, and
8,010,275 and 10,010,275 shares of common stock outstanding after the completion of the minimum offering and maximum offering, respectively. As of September 30,
2005, we had 32 holders of record of our common stock.

The address of Dean H. Christensen and Terry R. Spencer is 140 West 9000 South,
Suite 9, Sandy, Utah 84070.
      Amount and Nature of Beneficial Ownership Percentage of Outstanding Common
      Stock
      After Minimum After Maximum
      Name Currently Offering Offering
      Dean H. Christensen1,432,652 (1)20.44%17.88%14.31%
      Dana F. Green15,000 (2)0.213%0.187%0.149%
      Terry R. Spencer266,6673.80%3.33%2.66%
      Sierra Pacific Holdings LLC1,099,33115.68%13.72%10.98%
      Pacific Energy & Mining Company3,584,00451.12%44.74%35.80%
      Jerry Kumar15,000 (2)0.213%0.187%0.149%
      Khalid Adnan15,0000.213%0.187%0.149%
      All directors, executive officers as a group (4 persons) and 5%
      owners.6,427,65491.68%80.24%64.21%

(1) Includes 605,227 shares owned directly by Mr. Christensen, 660,758 shares owned by Mr. Christensen's wife.
(2) Includes 15,000 shares as stock option at $1.00 per share.
Equity Investment
Certain beneficial owners and management who are deemed "promoters" under the
Statement of Policy Regarding Promoter's Equity Investment (and the related
Securities Definitions) of the North American Securities Administrators
Association ("NASAA") have, effective as of September 30, 2005, invested more than $15,706,365 in purchasing equity in Utah through exchange of our shares for proved undeveloped oil and gas properties. This amount would satisfy the NASAA policy guideline with respect to a maximum offering of $30,000,000. NASAA statements of policy are found in the library section of the NASAA website.
Lock-in Agreements
In order to qualify this offering to be sold in certain states, all the persons listed in the table above intend to sign a lock-in agreement with Utah , under which , a total of 6,427,654 shares of common stock currently owned by them and any shares purchased by them in this offering will be placed in trust with the
Corporate Secretary and cannot be sold into the public market without full registration with the Securities and Exchange Commission or in reliance upon exemptions thereof.
  The agreement would also terminate: (i) if the offering terminates without selling any shares in the United States; (ii) if shares in this offering are registered or qualified only in states that do not require a promotional shares lock-in agreement or escrow; or (iii) if the shares in this offering become listed on the NASDAQ National Market quotation system or the American
  Stock Exchange.
The lock-in agreement provides that none of the shares may be sold for the first
60 days following the final closing. Thereafter, 4% of the total shares will be released from the lock-in obligation during each calendar month, prorated among the signatories. The lock-in agreement will terminate at the end of one year following the final closing.
The common shares subject to lock-in agreements equal 91.68% of the shares outstanding on September 30, 2005.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
During the past two years there have been no material transactions between Utah and any of our directors, officers, candidates for director, or shareholders, except as described in the following paragraphs.
EXCHANGE OF SHARES FOR OIL AND GAS PROPERTIES
The Company was formed as a result of exchanging the shares of the Company for proved undeveloped reserves owned by the Exchanging shareholders. Dean H.
Christensen, the President and Chairman of the Board of the Company is the
husband of the exchanging shareholder and personally exchanged oil and gas reserves for shares of the Company. Other Exchanging shareholders are Pacific
Energy & Mining Company, Sierra Pacific Holdings LLC and others individuals and companies.
EXECUTIVE COMPENSATION
Director Compensation
Directors who are not Company employees or officers receive $1,000 per year.
Directors who are Company officers receive no extra compensation for service on the board, but may, upon board approval, receive compensation for services provided to Utah.
Executive Officer Compensation
The following table provides the compensation of our executive officers, direct or indirect, for services rendered in all capacities for the period September
30,2005.
      SUMMARY COMPENSATION TABLE
      Long Term Compensation
      Annual CompensationAwards Payouts
      Name and Principle PositionYear Salary ($) Bonus ($) Other Annual
      Compensation ($) Restricted Stock Award(s) ($) Securities Underlying
      Options/SARs (#) LTIP Payouts ($) All Other Compensation ($)
      Dean H. Christensen Chairman & President2004000166,667(1)0
      200500000
      Dana F. Green  Vice President200400015,0000
      200500000
      Terry Spencer  General Counsel2004000166,667(1)0
      200500000
      Jerry Kumar200500015,0000
      Khalid Adnan200400015,0000
      200500000

None of our executive officers receive personal benefits in addition to the basic compensation listed above.
(1) Options were exercised in 2005.
Executive Employment Arrangements and Letters of Intent
Utah does not have any employment agreements with any of the officers of the company.
DESCRIPTION OF SECURITIES
General
Our certificate of incorporation provides for the authorization of 100,000,000 shares of common stock, par value $.0001 per share. As of September 30, 2005, our issued and outstanding capital securities consist of 7,010,275 shares of common stock. After giving effect to this offering, our capitalization will consist of a minimum of 8,010,275 shares of common stock, a maximum of
10,010,275 shares of common stock.
Common Stock
Our shareholders are entitled to one vote per share on all matters submitted to a vote of shareholders. They are entitled to receive dividends when and as declared by the board of directors out of legally available funds and to share ratably in our assets legally available for distribution upon liquidation, dissolution or winding up. Shareholders do not have subscription, redemption or conversion rights, or preemptive rights. The common stock will be, when issued and paid for, fully paid and non assessable.
Our shareholders do not have cumulative voting rights, the effect of which is that the holders of more than half of all voting rights with respect to common stock can elect all of our directors. The board of directors is empowered to fill any vacancies on the board of directors created by expansion of the board or resignations, subject to quorum requirements.
All shareholder action is taken by vote of a majority of voting shares of our capital stock present at a meeting of shareholders at which a quorum (a majority of the issued and outstanding shares of the voting capital stock) is present in person or by proxy. Directors are elected by a plurality vote.
Certificate of Incorporation and Bylaws Provisions
The following summary describes provisions of our certificate of incorporation and bylaws:
  Board of Directors can be replaced by an affirmative vote of shareholders holding 51% of our voting stock.
  A Special meeting of the shareholders can be called for any reason by a resolution of the Board of Directors or by unanimous written consent of shareholders holding 51% of our voting stock.
  We are required to indemnify our directors and officers to the fullest extent permitted by Utah law, subject to limited exceptions;
  We may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law, our certificate of incorporation, our bylaws or agreements to which we are party;
  We are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Utah law, subject to limited exceptions.
Board of Directors. Directors may be removed for any reason by a vote an affirmative vote of holders of at least 51% of our voting stock at a Special
Meeting of shareholders. The Board of Directors may be removed at any Annual
Meeting by an affirmative vote of at 51% of our voting stock.
Shareholder action by written consent and special meetings. Our bylaws provide that shareholder action can be taken at an Annual or Special Meeting of shareholders and may also be taken by written consent in lieu of a meeting by a shareholders representing 51% of our voiting stock. Special Meetings of shareholders can be called upon a resolution adopted by the board of directors and by shareholders representing 51% of our voting stock.
Liability of directors and indemnification. Our certificate of incorporation or
Bylaws provides that a director will not be personally liable to Utah or our shareholders for breach of fiduciary duty as a director, except to the extent that such exemption or limitation of liability is not permitted under Utah
General Corporation Law. However, as provided under applicable Utah General
Corporation Law, this indemnification will only be provided if the indemnity acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Utah.
Transfer Agent and Registrar
Atlas Stock Transfer Corporation located in Salt Lake City, Utah, is Utah's registrar and stock transfer agent.
SHARES ELIGIBLE FOR FUTURE SALE
Upon completion of this offering, a minimum of 8,010,275 and a maximum of
10,010,275 shares of common stock will be outstanding. All shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except those shares purchased by an affiliate of ours (in general, a person who is in a control relationship with
us), will be subject to the resale limitations of Rule 144 under the Securities
Act. The remaining 7,010,275 shares of common stock outstanding will be
"restricted securities" as defined in Rule 144. Sales of significant amounts of our common stock outstanding prior to this offering, or the perception that such sales could occur, could have an adverse impact on the market price of the common stock.
In general, under Rule 144 as currently in effect, if a period of at least one year has elapsed after the later of the date on which "restricted" shares were acquired from us or the date on which they were acquired from an "affiliate,"
then the holder of these shares, including an affiliate, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:
  one percent of the then outstanding shares of common stock; or
  the average weekly reported volume of trading of the common stock during the four calendar weeks preceding such sale.
Sales under Rule 144 are also subject to requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning Utah. Affiliates may sell shares not constituting
"restricted" shares in accordance with the above volume limitations and other requirements but without regard to the one-year period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which
"restricted" shares were acquired from us and the date on which they were acquired from an affiliate, a holder of such shares who is not an affiliate at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above. This description of Rule 144 is not intended to be a complete description thereof.
INTEREST OF NAMED EXPERTS AND COUNSEL
No named expert or counsel was hired on a contingent basis or will receive any direct or indirect interest in Utah in connection with this offering other than named General Counsel. No named expert or counsel has ever been a promoter,
Placement Agent, voting trustee, director, officer or employee of Utah except for named General Counsel.
BUSINESS AND PROPERTIES
We explore for oil and gas in the State of Utah. Our principal assets are Oil and Gas leases issued by the Untied States Government, the State of Utah or Fee
leases. Our leases are located in Grand and Uintah Counties, State of Utah. Each of our leases is held by production, meaning that the leases are valid as long as production from wells on said leases are capable of production or are producing. Each of our leases has been drilled and has produced oil and gas in commercial quantities. Our leases all consist of proved undeveloped oil and gas reserves. We have drilled three wells in Grand County, Utah and are drilling our fourth well.
We have the following leases as broken down by our area of operations:
      Proved Undeveloped Acres:
      Gross AcresNet Acres
      Grand County, Utah3,180.373,180.37
      Uintah County, Utah1,000160
      Total 4,180.373,340.37

      Proved Possible Acres:
      Grand County, Utah00
      Uintah County, Utah1,000160
      Total1,000160

      Proved Developed Acres (a)
      Grand County, Utah170170
      Uintah County, Utah00
      Total 170170

      Oil and Gas Wells Gross Net
      Grand County, Utah118.67
      Uintah County, Utah00
      Total118.67

(a) Proved developed acres are acres assigned to a drilled well capable of production.
Natural Gas and Oil Reserves
The following table presents our estimated proved natural gas and oil reserves and the PV-10 value of our interests in net reserves in producing properties as of September 30, 2005 based on reserve report prepared by our Engineer. The
PV-10 values shown in the table are not intended to represent the current market value of the estimated oil and natural gas reserves we own. These reserves are estimated reserves of crude oil (including condensate and natural gas liquids)
and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved undeveloped reserves are those expected to be recovered through drilling of new wells using existing operating methods. Our in-house Petroleum Engineer prepared these estimates.
      September 30, 2005
      Estimated Proved Undeveloped reserves
      Net natural gas reserves (Bcf):13,076
      Net oil reserves (Bscfe):4,622
      Total Proved Natural Gas & Oil Reserves (Bcfe)17,698

      Estimated Value of Proved Reserves (in thousands)
      Future Net Revenues:$147,118
      PV-10 Value (discounted at 10% per annum):$81,024

      Prices Used in Calculating September 30, 2005
      Proved Undeveloped Reserves:
      Oil (per Bbl)$60.00
      Gas (per Mcf)$ 8.00*

      Gas price of $10.0/MCF was used for Brennan Bottoms reserves.
      (Mcf means 1000 cubic feet of natural gas. Sales are determined at Million
      Btu heating value. Normally one Mcf is equivalent to one Million Btu's.)

There are numerous uncertainties in estimating quantities of proved reserves and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The reserve data set forth in this registration statement are only estimates. Although we believe these estimates to be reasonable, reserve estimates are imprecise and may be expected to change as additional information becomes available. Estimates of natural gas and oil reserves, of necessity, are projections based on engineering data, and there are uncertainties inherent in the interpretation of this data, as well as the projection of future rates of production and the timing of expenditures. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be exactly measured. Therefore, estimates of the economically recoverable quantities of natural gas and oil attributable to any particular group of properties, classifications of the reserves based on risk of recovery and the estimates are a function of the quality of available data and of engineering and geological interpretation and judgment and the future net cash flows expected there from, prepared by different engineers or by the same engineers at different times, may vary substantially. There also can be no assurance that the reserves set forth herein will ultimately be produced or that the proved undeveloped reserves will be developed within the periods anticipated. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. In addition the estimates of future net revenues from our proved reserves and the present value thereof are based upon certain assumptions about future production levels, prices and costs that may not be correct.
We emphasize, with respect to the estimates prepared by our petroleum engineers that PV-10 value should not be construed as representative of fair market value of our proved natural gas and oil properties since discounted future net cash flows are based upon projected cash flows which do not provide for changes in natural gas and oil prices or for the escalation of expenses and capital costs.
The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they are based. Actual future prices and costs may differ materially from those estimated. You are cautioned not to place undue reliance on the reserve data included in this registration statement. Under SEC guidelines, estimates of the PV-10 value of proved reserves must be made using oil and gas sales prices at the date for the valuation, which prices are held constant throughout the life of the properties. Commodity prices used were unusually high at September 30, 2005.
The standardized measure of discounted future net cash flows is computed by applying the September 30, 2005 prices of oil and natural gas (with changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures
(based on September 30, 2005 costs) to be incurred in developing and producing the proved reserves, less estimated future production taxes (based on September
30, 2005 statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.
As of September 30, 2005 natural gas at the company's properties was being marketed at approximately $8.00 per thousand cubic feet while crude oil at companies properties was being marketed at approximately $60.00 per bbl. (Gas price was $10.00/MCF at Brennan Bottoms) There is no assurance that the price of natural gas will remain at or near $10.00 in the near future. The market for natural gas fluctuates, however the past year the market has been steady at the above rate, while market for crude oil has reached new highs during the current year. There is no assurance that the price of crude oil will be at the September
30, 2005 level, however when we had acquired our reserves the price of natural gas was $5.00 MCF while crude oil was $45.00 per bbl.
We hold various percentages of working interest in our leases, which means we are responsible for our percentage of the costs of exploration and production.
Our net revenue interest varies with the leases, which means we would receive our percentage of the gross proceeds from the sale of oil and gas from the leases, if there is any commercial production. The percentage of revenues we don't receive is a royalty reserved by the United States, the State of Utah and various entities and individuals. See "PLAN OF OPERATION AND MANAGEMENT'S
DISCUSSION - page 10.
Background
Pooling of various oil and gas leases owned by numerous companies and individuals formed the company, these leases contain proved undeveloped reserves. The leases have been assigned to Utah in consideration of common shares of Utah, all in order to develop the reserves on an economic basis. Each of the leases owned by Utah is held by production, meaning that actual production of oil and natural gas exist on the primary leases. During August and
September 2005 Utah drilled three wells. Utah is currently drilling its fourth well in Grand County, Utah and intends to continue drilling additional wells until its reserves are developed.
Properties
Our properties consist of oil and gas leases in the State of Utah as follows:
  Oil and Gas leases located in Grand County, Utah.
  Brennan Bottoms gas leases located in Uintah County, Utah.
Requirements and entitlements of holders of oil and gas leases. The holders of oil and gas leases are subject to regulation by the Bureau of Land Management and the State of Utah, Division of Oil, Gas and Mining. The holder is required to pay a royalty to the government of 12.5% of production. The government may elect to take the royalty in kind, or take payment in cash for its share of production as we sell the oil and gas.
The oil and gas leaseholder is required to obtain all necessary approvals.
Petroleum Taxation
Our activities are subject to taxation by the United States Government and the
State of Utah. Under the U.S. Internal Revenue Code, we will be entitled to claim depletion and deductions for drilling costs while depreciating equipment costs. The State of Utah allows similar deductions.
Exploration and development expenses. Under current tax laws, exploration and development expenses incurred by a holder of a petroleum lease can, at the option of such holder, either be expensed in the year it occurs or capitalized and expensed (or amortized) over a period of years.
Employees
We currently employ three employees. During the next twelve months, we expect to hire six full-time employees. We also expect to hire several consultants for specific short-term services. None of our current employees are subject to any collective bargaining agreements and there have been no strikes. It is contemplated that in a year's time our staffing will be as follows, based upon the amounts raised in this offering:
      LocationPositionNo. (Minimum)No. (Maximum)
      Salt Lake City, UtahAdministrative 33
      Clerical 11
      Grand County, Utah Engineering and Production 12

Books and Records
Our shareholders shall have the right, to the extent required by and in accordance with the criteria and procedures set forth in the Utah General
Corporation Law, during the usual hours for business, to inspect for any proper purpose our stock ledger, a list of our stockholders, and our other books and records, and to make copies or extracts from such books and records.
Exploration Expenditures
During September 2004 we spent $14,567,802 on acquiring oil and gas leases by exchanging our shares for proved undeveloped natural gas and oil reserves.
During February 2005, we spent $797,213 on acquiring oil and gas wells by exchanging our shares for these interests at a value of $5.00 per share
Summary of Material Corporate Events
Colorado Utah Natural Gas, Inc. organized during May of 2004 and was incorporated in Utah during September 2004 and we exchanged our shares for proved undeveloped oil and gas reserves. During February 2005 we exchanged additional shares of our company for interests in oil and gas wells. During June
2005 we entered into a joint venture agreement with Cisco Oil LLC, a Nevada
Limited Liability Company to fund the drilling of oil and gas wells in Grand
County, Utah. During October 2005 we completed two of our oil wells and commenced the drilling of the fourth well. Our Sweetheart No. 5A well tested at
28 Bbls of oil per day and 150 MCF of natural gas per day utilizing a pumping unit. The Sweetheart No. 7 well tested at 11 Bbls of oil per day flowing.
MARKET FOR SECURITIES
This is our initial public offering. Our common stock is not listed or traded on any stock exchange or organized market. Our common stock has been approved for listing on The NASDAQ Small Cap Market, conditional upon the successful completion of the minimum offering and further conditional upon at least three market makers willing to trade the stock. If listed, our trading symbol will be
CUNG. We cannot assure you that our common stock will be listed on any exchange or organized market.
TAX CONSEQUENCES
We are not including in this prospectus a section on material federal income tax consequences for non-US investors because we have not entered into any agreements with Placement Agents outside the United States. If we do enter into any such agreements, we will file a post-effective amendment containing the names and addresses of any such Placement Agents as well as federal income tax information for non-US residents.
LEGAL MATTERS
Terry R. Spencer will pass on the validity of the issuance of the shares of common stock offered by this prospectus.
EXPERTS
The audited financial statements included in this prospectus have been audited by Barry K. Hamilton, CPA, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we have filed with the SEC under the Securities Act, relating to our shares. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about our shares and us. You can read and copy the registration statement, exhibits and schedules at the SEC's Public Reference Room at 450
Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov)
that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We will be required to file current reports, quarterly reports, annual reports, proxy statements and other information with the SEC. You may read and copy those reports, proxy statements and other information at the SEC's Public Reference Room and regional offices or through its Internet site. We intend to furnish our shareholders with annual reports that will include a description of our operations and audited consolidated financial statements certified by an independent public accounting firm.
FINANCIAL STATEMENTS
Report of Independent Certified Accountant
BALANCE SHEETS
STATEMENT OF OPERATIONS
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
STATEMENTS OF CASH FLOWS
FOOTNOTES TO FINANCIAL STATEMENTS

BARRY K. HAMILTON
Certified Public Accountant
1542 Addison Ave. East
Twin Falls, Idaho 83301

Report of Independent Certified Accountant
Board of Directors and Stockholders
Colorado-Utah Natural Gas, Inc.
I have audited the accompanying balance sheets of Colorado-Utah Natural Gas,
Inc., (a Development stage company) as of September 30, 2005 and 31 December
2004, and the Related statement of operations, changes in stockholders' equity, and cash flows for the period of 1 August to 31 December 2004 and the Nine-month period from 1 January 2005 to September 2005, and cumulative amounts since 1 august 2004 (Inception). These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based upon my audit.
I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standard require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the 2004 and 2005 financial statement referred to above presently fairly, in all materials respects, the financial position of Colorado-Utah Gas,
Inc., as of September 30, 2005 and December 31, 2004, and the results of it's operation and its cash flows for each of the two periods then ended and cumulative amounts since inception; in accordance with the accounting principles generally accepted in the United States of America.

/s/ Barry K. Hamilton
Barry K. Hamilton, CPA

Twin Falls, Idaho
27 October 2005

      COLORADO-UTAH NATURAL GAS, INC.
      BALANCE SHEETS
      ASSETS31-Dec-200430-Sep-2005
      CURRENT ASSETS
      Cash and cash equivalentsnone19,481
      Drilling Bonds paid29,000
      Notes Receivable11,685
      Pipe and Equipment Inventory22,324
      Total current Assets82,490

      LONG-TERM INVESTMENT75,000

      INTEREST FREE LOANS (NOTE 1)333,334333,334

      PROVEN OIL & GAS PROPERTIES14,567,80315,365,008

      TOTAL ASSETS14,901,13715,855,832

      LIABILITIES AND STOCKHOLDERS' EQUITY
      CURRENT LIABILITIES
      Accounts payable- Legal fees27,44427,444
      Accounts payable- Drill etc.21,338
      Notes Payable25,000
      Notes Payable75,000
      TOTAL LIABILITIES27,444148,782

      STOCKHOLDERS' EQUITY

      COMMON STOCK --- $.0001par value per share,
      100 million shares authorized,
      as of December 2005, 6,833,334 shares and
      as of September 2005, 7010,275 shares issues and
      outstanding 683701

      ADDITIONAL PAID-IN CAPITAL14,900,45415,705,664

      RETAINED EARNINGS (DEFICIT)(27,444)685
      Accumulated in developmental stage
      TOTAL STOCKHOLDERS' EQUITY14,873,69315,707,050
      TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY14,901,13715,855,382

      The accompanying footnotes are an integral part of this financial statement

      COLORADO-UTAH NATURAL GAS, INC.
      STATEMENT OF OPERATIONS
      Period From
      1-Aug-2004
      Aug 1-Dec 31Jan 1-Sept 30(inception)
      20042005To 30 Sept 2005
      SALES NONE3,8673,867
      WORKING INTEREST
      PAYMENTS RECEIVEDNONE201,500201,500

      TOTAL REVENUESNONE205,367205,367

      GENERAL/ ADMINISTRATIVE EXPENSES 27,44427,444

      DRILLING & WELL COMPLETION177,238177,238

      TOTAL EXPENSES27,444177,238204,682

      NET (LOSS) INCOME27,44428,129685

      INCOME TAXES ---------

      NET (LOSS) INCOME(27,444)28,129685

      NET (LOSS) INCOME PER SHARE
      OF COMMON STOCK,
      BASIC AND DILUTED($0.004)$0.004---

      WEIGHTED AVERAGE SHARES
      OUTSTANDING -
      BASIC AND DILUTED6,833,3347,010,275

      The accompanying footnotes are an integral part of this financial statement

      COLORADO-UTAH NATURAL GAS, INC.
      STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
      Period from 1 August 2004 (inception) to 30 September 2005
      Deficit
      Common StockAdd'l PaidAccum. In
      Shares Amounts in CapitalDevelop. StageTotals

      Balances 1 Aug 2004------------

      August 2004- 6,500,000 shares issued
      On initial oil properties65014,567,15314,567,803

      October 2004 - 333,334 shares issued on
      Exercise of warrants by
      Officers 33333,301333,334

      Net loss, 31 December 2004(27,444)(27,444)

      BALANCES AS OF
      31-Dec-2004683,33468314,900,454(27,444)14,873,693

      February 2005-176,941 shares issued on
      Additional proven reserves18797,187797,205

      NET INCOME - Jan - Sept 30, 200528,12928,129

      TOTALS, 30 SEPTEMBER 20057,010,27570115,697,64168515,699,027

      The accompanying footnotes are an integral part of this financial statement

      COLORADO-UTAH NATURAL GAS, INC.
      STATEMENTS OF CASH FLOWS
      Period from
      1 Aug - 311 Jan - 30Aug 4 Dec Sept (inception)
      20042005 to 31- Dec 2005
      CASH FLOWS FROM INVESTING ACTIVITIES

      Net (loss) income(27,444)28,129685
      Adjustments to reconcile net income to
      Net cashed generated by operations
      Changes in assets and liabilities
      Accounts payable27,44421,33848,782
      Cash bonds(29,000)(29,000)
      Net cash generated by operations020,46720,467

      CASH FLOWS FROM INVESTING ACTIVITIES

      Acquisition of Inventory & Pipe(22,324)(22,324)
      Purchase of Long- term investment(75,000)(75,000)
      Total cash used in investment activities(97,324)(97,324)

      CASH FLOWS FROM FINANCING ACTIVITIES

      Investment funds received to buy out minority
      Interests and purchase pipe inventory96,33896,338

      TOTAL CASH GENERATED019,48119,481

      CASH- BEGINNING000

      CASH- END OF PERIOD019,48119,481

      SUPPLEMENTAL INFORMATION

      Non-Cash investing -

      Oil properties acquired for
      Common stock14,567,803797,20515,365,008

      Stocks issued for
      Interest- free loans333,334333,334

      The accompanying footnotes are an integral part of this financial statement

      COLORADO-UTAH NATURAL GAS, INC.
      FOOTNOTES TO FINANCIAL STATEMENTS
      As of 31 December 2004 and 30 September 2005

        Capital stock consists of 100 million authorized common shares with a par value of $.0001 each. As of 31 December 2004 and 30 September 2005,
        6,833,334 shares and 7,010,275 shares respectively were issued and outstanding. Of this number 333,334 shares were issued to officers at
        $1.00 per share in exchange for loans that are interest free for 5 years. This action was pursuant to and duly authorized by a resolution of the Board of Directors. The remaining 6,500,00 shares in 2004 and
        176,941 shares in 2005 were issued for interests in reserves of drilled and completed wells based on appropriately discounted presents value of their estimated production for the next 5 to 10 years at current market prices.

        Because additional drilling is anticipated, and additional funds will be received from working interest holders, no provision for income taxes has been made in these financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers
Utah General Corporation Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Utah law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.
We have no other indemnification provisions in our Certificate of Incorporation,
Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.
Item 25. Other Expenses of Issuance and Distribution
The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum offering amounts. Each amount, except for the commission registration fee and listing fee, is estimated.
      Minimum Maximum
      SEC Filing Fee$ 3,531$ 3,531
      Non-Accountable Underwriter's Costs 195,000483,000
      Accounting Fees and Expenses15,00020,000
      Legal Fees and Expenses34,27034,270
      Printing Fees and Advertising9,9999,999
      Listing Fees25,00025,000
      Fees of Transfer and Escrow Agent50,000100,000
      Blue Sky Fees and Expenses22,20022,200
      Travel and Public Relations105,000172,000
      TOTAL$ 460,000$ 870,000

Item 26. Recent Sales of Unregistered Securities
1. Initial Issuance
Colorado Utah Natural Gas, Inc was formed as a Utah Corporation on May 26, 2004.
Our first issue was made for exchange of proved undeveloped oil and gas properties for shares of our stock. These shares were issued to corporations and individuals.
2. Private Offering Completed in February 2005.
During February 2005, we issued additional shares of our common stock for acquisition of oil and gas wells. These shares were issued to corporations and individuals.
3. Private Offering Completed in June 2005.
During June of 2005 we issued 20,000 shares of our common stock for an individual for $70,000.00 in cash.
The sales of securities above were made in reliance upon Section 4(2) of the
Securities Act, which exempts from registration transactions that do not involve a public offering. All of the exchanging shareholders had the financial ability to assume the risk of their total investment in the shares which were acquired by them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.
Item 27. Exhibits
The following documents are filed as exhibits to this registration statement:
      Exhibit NumberIdentification of Exhibit
      1.1Escrow Agreement
      2.1Certificate of Incorporation of Colorado Utah Natural Gas, Inc.
      3.1By-Laws of Colorado Utah Natural Gas, Inc.
      4.1Specimen Certificate for Colorado Utah Natural, Gas, Inc. Common Stock,
      par value $.0001 per share
      5.1Opinion of Terry R. Spencer, Attorney at Law, regarding legality of securities being registered
      6.1Consent Barry K. Hamilton CPA.
      7.1Powers of Attorney

Item 28. Undertakings.
The undersigned registrant hereby undertakes:
To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii)
include any additional or changed material information on the plan of distribution. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement.
For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
To provide to the Placement Agent(s) at each closing specified in the Selling
Agreement certificates in such denominations and registered in such names as required by the Placement Agents to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.
For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.
Insofar as indemnification for liabilities arising under the Securities Act of
1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandy, State of Utah , on October 25, 2005
      COLORADO UTAH NATURAL GAS, INC. (Registrant)

      By: /DEAN H. CHRISTENSEN Dean H. Christensen Chairman of the Board and
      President and CFO (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

      Signature Title Date
      /s/ DEAN H. CHRISTENSEN  John M. Brown Chairman of the Board, President
      and CFOOctober 25, 2005
      /s/ TERRY R. SPENCER    Terry R. SpencerGeneral Counsel, Secretary and
      DirectorOctober 25, 2005

      * _________________________
      Dana F. GreenVice President and DirectorOctober 25, 2005

      * _________________________ Jerry KumarDirectorOctober 25, 2005

      * _________________________ Khalid AdnanDirectorOctober 25, 2005
      * By: /DEAN H. CHRISTENSEN
      Dean H. Christensen
      Attorney-in-Fact